Exhibit 16(c)

POWER OF ATTORNEY

The undersigned, Robert C. Doll, Jr., President and a Director/Trustee of each of the registered investment companies listed below, or of the master trust in which such registered investment company invests, hereby authorizes Andrew J. Donohue, Donald C. Burke, and Michael G. Clark, or any of them, as attorney-in-fact, to sign on his behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for each of the following registered investment companies and to file the same, with all exhibits thereto, with the Securities and Exchange Commission: CMA Government Securities Fund; CMA Money Fund; CMA Multi-State Municipal Series Trust; CMA Tax-Exempt Fund; CMA Treasury Fund; Debt Strategies Fund, Inc.; Floating Rate Income Strategies Fund; Floating Rate Income Strategies Fund II; Global Financial Services Master Trust; Master Bond Trust; Master Government Securities Trust; Master Money Trust; Master Senior Floating Rate Trust; Master Tax-Exempt Trust; Master Treasury Trust; Master U.S. High Yield Trust; Merrill Lynch Balanced Capital Fund, Inc.; Merrill Lynch Bond Fund, Inc.; Merrill Lynch Developing Capital Markets Fund, Inc.; Merrill Lynch Equity Dividend Fund; Merrill Lynch EuroFund; Merrill Lynch Global Allocation Fund, Inc.; Merrill Lynch Global Financial Services Fund, Inc.; Merrill Lynch Global SmallCap Fund, Inc.; Merrill Lynch Global Technology Fund, Inc.; Merrill Lynch Global Value Fund, Inc.; Merrill Lynch Healthcare Fund, Inc.; Merrill Lynch Latin America Fund, Inc.; Merrill Lynch Municipal Bond Fund, Inc.; Merrill Lynch Municipal Series Trust; Merrill Lynch Pacific Fund, Inc.; Merrill Lynch Senior Floating Rate Fund, Inc.; Merrill Lynch Senior Floating Rate Fund II, Inc.; Merrill Lynch U.S. High Yield Fund, Inc.; Merrill Lynch Utilities and Telecommunications Fund, Inc.; MuniHoldings Florida Insured Fund; MuniHoldings Fund, Inc.; MuniHoldings Fund II, Inc.; MuniHoldings Insured Fund, Inc.; MuniHoldings New Jersey Insured Fund, Inc.; MuniHoldings New York Insured Fund, Inc.; MuniVest Fund, Inc.; MuniVest Fund II, Inc.; Senior High Income Portfolio, Inc.; WCMA Government Securities Fund; WCMA Money Fund; WCMA Tax-Exempt Fund; WCMA Treasury Fund; Apex Municipal Fund, Inc.; Corporate High Yield Fund, Inc.; Corporate High Yield Fund III, Inc.; Corporate High Yield Fund V, Inc.; Corporate High Yield Fund VI, Inc.; Fund Asset Management Master Trust; Master Focus Twenty Trust; Master Large Cap Series Trust; Merrill Lynch International Value Fund of Mercury Funds II; Merrill Lynch California Municipal Series Trust; Merrill Lynch Focus Value Fund, Inc.; Merrill Lynch Fundamental Growth Fund, Inc.; Merrill Lynch Investment Managers Funds, Inc.; Merrill Lynch Large Cap Series Funds, Inc.; Merrill Lynch Multi-State Municipal Series Trust; Merrill Lynch Retirement Reserves Money Fund of Merrill Lynch Retirement Series Trust; Merrill Lynch Short Term U.S. Government Fund, Inc.; Merrill Lynch U.S. Government Mortgage Fund; Merrill Lynch Variable Series Funds, Inc.; Merrill Lynch World Income Fund, Inc.; MuniAssets Fund, Inc.; MuniHoldings California Insured Fund, Inc.; MuniHoldings Insured Fund II, Inc.; MuniInsured Fund, Inc; MuniYield Arizona Fund, Inc.; MuniYield California Fund, Inc.; MuniYield California Insured Fund, Inc.; MuniYield Florida Fund; MuniYield Fund, Inc.; MuniYield Insured Fund, Inc.; MuniYield Michigan Insured Fund II, Inc.; MuniYield New Jersey Fund, Inc.; MuniYield New York Insured Fund, Inc.; MuniYield Quality Fund, Inc.; MuniYield Quality Fund II, Inc.; Summit Cash Reserves Fund of Financial Institutions Series Trust; The Asset Program, Inc.; Master Inflation Protected Trust; Master Real Investment Trust; Mercury Funds, Inc.; Mercury Master Trust; Merrill Lynch Inflation Protected Fund; Merrill Lynch International Fund of Mercury Funds, Inc.; Merrill Lynch Principal Protected Trust; Merrill Lynch Real Investment Fund; Merrill Lynch Small Cap Growth Fund of Mercury Funds, Inc.; Preferred and Corporate Income Strategies Fund, Inc.; Preferred Income Strategies Fund, Inc.; The Europe Fund, Inc.; Master Institutional Money Market Trust; Merrill Lynch Funds for Institutions Series; and The GNMA Fund Income Accumulation Program, Inc.

Dated: January 4, 2005

/s/ Robert C. Doll, Jr.
Robert C. Doll, Jr. (President and Director/Trustee)